Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement) for the registration of 400,000 additional shares of common stock of Avatar Holdings Inc., of our reports dated March 10, 2005, with respect to the consolidated financial statements and schedule of Avatar Holdings Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2004, Avatar Holdings Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Avatar Holdings Inc., and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                          /s/ Ernst & Young LLP

                          Ernst & Young LLP
                          Certified Public Accountants

Miami, Florida
June 1, 2005